Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made and entered into on January 3, 2022, by and among Eshelman Ventures, LLC, a North Carolina limited liability company (the “Investor”), Aravive, Inc., a Delaware corporation (the “Company”), and, solely for purposes of Article IV and Article V, Fredric N. Eshelman, Pharm.D. (“Eshelman”).

WITNESSETH:

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is advisable and in the best interests of the Company and its stockholders to offer the Investor the right to purchase a Pre-Funded Warrant (as defined below) to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Investor is wholly owned by Eshelman.

NOW, THEREFORE, in consideration of the mutual terms and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

SALE AND PURCHASE

Section 1.1 Purchase and Sale of the Securities.  The Company agrees to sell and issue to the Investor, and the Investor agrees to purchase and accept from the Company a pre-funded warrant in the form of Exhibit A attached hereto (the “Pre-Funded Warrant”) to purchase up to 4,545,455 shares of Common Stock (the “Pre-Funded Warrant Shares” and, collectively with the “Pre-Funded Warrant”, the “Purchased Securities”). Notwithstanding the foregoing, the Company shall not issue and sell, and the Investor shall not purchase, any Pre-Funded Warrant Shares in excess of any amount that would otherwise violate the rules of the Nasdaq Stock Market LLC (“Nasdaq”) as further described in Section 4.4 of this Agreement.

Section 1.2 Closing.  The closing of the sale and purchase of the Purchased Securities (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on January 5, 2022, or such other time mutually agreed upon by the Investor and the Company.

Section 1.3 Purchase Price; Delivery of Purchased Securities.  At the Closing, (a) the Investor shall deliver to the Company cash in an aggregate amount equal to $10,000,0001, payable by wire transfer of immediately available funds to the account or accounts specified by the Company, and (b) the Company shall deliver the Pre-Funded Warrant in the form of a physical certificate.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor, as of the Closing, as follows:

Section 2.1 Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company’s business, assets, properties or results of operations.

Section 2.2 Issuance of the Purchased Securities.

(a) The Pre-Funded Warrant upon delivery will have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) The Pre-Funded Warrant Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Pre-Funded Warrant, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement, applicable state, federal or foreign securities laws and liens or encumbrances created by or imposed by the Investor or its affiliates.

(c) Assuming the accuracy of the representations and warranties of the Investor in Article III of this Agreement, the Purchased Securities will be issued in compliance with all applicable state, federal and foreign securities laws.

Section 2.3 Authorization; Validity of Agreement.  The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor and Eshelman, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  The execution and delivery of, and the performance of the Company’s obligations under, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the affirmative vote of a majority of the fully informed, disinterested members of the Board, in accordance with Section 144 of the Delaware General Corporation Law (“DGCL”).  Except as described in Section 4.4 of this Agreement, no other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

Section 2.4 No Conflict or Violation.  The execution, delivery and performance by the Company of each of this Agreement and the Pre-Funded Warrant does not trigger any pre-emptive or similar rights, does not violate or conflict with any provision of its Amended and Restated Certificate of Incorporation, as amended, or its Amended and Restated Bylaws, and does not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement or other material agreement or instrument to which the Company is a party or by which it is bound.

Section 2.5 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). As of December 31, 2021, 21,039,594 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable. The Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than awards and purchase rights granted under the Company’s stock option plans and its employee stock purchase plan and warrants to purchase Common Stock described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Section 2.6 Consents and Approvals.  Assuming the accuracy of the representations and warranties made by the Investor in Article III of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing with the SEC, as defined below, of a Current Report on Form 8-K, and, if applicable, the filing of a Listing of Additional Shares Notification Form with the Nasdaq Global Select Market with respect to the Purchased Securities and filings pursuant to Regulation D of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, all of which have been made or will be made in a timely manner. The Board of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Pre-Funded Warrant, and the consummation of the transactions contemplated thereby.

Section 2.7 Absence of Litigation. As of the date hereof, there is no action, suit, proceeding or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against the Company that if determined adversely to the Company would reasonably be expected to have a material adverse effect on the Company’s business, assets, properties or results of operations or would reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement. To the knowledge of the Company, there is not pending or contemplated any investigation by the SEC of the Company or any director or executive officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act and, to the Company’s knowledge, the SEC has not issued any such order.

Section 2.8 No Material Adverse Change. Since September 30, 2021, except as described in the Company’s filings with the SEC and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a material adverse effect on the Company. Since September 30, 2021, (a) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (b) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, and (c) the Company has not incurred any material liabilities except in the ordinary course of business.

Section 2.9 No Broker.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company.

Section 2.10 No Material Misstatements or Omissions.  None of the documents filed with the SEC by the Company during the twelve months immediately prior to the Closing contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company, as of the Closing, as follows:

Section 3.1 Organization, Good Standing, Corporate Power and Qualification.  The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite limited liability company power and authority to carry on its business as presently conducted.  The Investor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Investor’s ability to perform its obligations under this Agreement.   Eshelman is the sole member of the Investor, and no other Person owns any equity interest in, or has a right to acquire any equity interest in, the Investor.

Section 3.2 Authority; Validity of Agreement.  The Investor has the limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Investor and Eshelman and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Investor and Eshelman enforceable against the Investor and Eshelman in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other limited liability company proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

Section 3.3 No Conflict or Violation.  The execution, delivery and performance by the Investor and Eshelman of this Agreement does not violate or conflict with any provision of the Investor’s organizational documents and does not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement or other material agreement or instrument to which the Investor or Eshelman is a party or by which either of them is bound.

Section 3.4 Consents and Approvals.  Assuming the accuracy of the representations and warranties made by the Company in Article II of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority is required on the part of the Investor or Eshelman in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for filings with the SEC under Sections 13 and 16 Exchange Act.

Section 3.5 Exemption from Securities Act.  The Investor has been advised and understands that (a) the issuance and sale hereunder of the Purchased Securities have not been registered under the Securities Act, or any state securities laws and, therefore, they cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available, (b) the Investor may be required to hold, and continue to bear the economic risk of its investment in, the Purchased Securities indefinitely, unless the offer and sale of such Purchased Securities is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available, (c) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of the Purchased Securities and (d) when and if the Purchased Securities may be disposed of without registration under the Securities Act in reliance on Rule 144 promulgated under the Securities Act, the amount of Purchased Securities that may be disposed of may be limited in accordance with the terms and conditions of such rule. Investor is not investing in the shares to be issued hereby as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting

Section 3.6 Accredited Investor.  The Investor is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement.  The Investor is able to bear the economic risk of its investment in the Company (including a complete loss of such investment).

Section 3.7 Investment Purpose.  The Investor is acquiring the Purchased Securities solely for its own account for investment and not with a view toward the distribution thereof.

Section 3.8 Economic Risk.  The Investor understands that it must bear the economic risk of this investment indefinitely unless the Purchased Securities are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of the Purchased Securities is qualified under applicable state securities laws or an exemption from such qualification is available.  The Investor further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Investor to transfer any or all of the Purchased Securities, in the amounts, or at the time the Investor might propose.  The Investor has independently and without reliance upon the Company, any affiliate thereof or any agent of the foregoing (other than reliance on the representations and warranties in Article II), and based on such documents and information as the Investor has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition of the Company and made its own investment decision with respect to the investment represented by the Purchased Securities.  The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Securities and on that basis understands the financial, legal, tax and related consequences of an investment in the Purchased Securities and believes that an investment in the Purchased Securities is suitable and appropriate for the Investor.

Section 3.9 Excluded Information.  The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement.

Section 3.10 No Broker.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor or Eshelman.

ARTICLE IV

CERTAIN COVENANTS

Section 4.1 Transfer Restrictions.

(a) Prior to the six-month anniversary of the Closing, (i) the Investor shall not, directly or indirectly, Transfer any Purchased Securities or issue any equity interests in the Investor or grant any rights to acquire any equity interest in the Investor and (ii) Eshelman shall not, directly or indirectly, Transfer any equity interests in the Investor, in each case, except for Transfers to Permitted Transferees.

(b) A Permitted Transferee of the Purchased Securities or equity interests in the Investor pursuant to this Agreement may subsequently Transfer his, her or its Purchased Securities or equity interests in the Investor only to Eshelman, the Investor or to a Person that is a Permitted Transferee.  Each Permitted Transferee shall, and Eshelman and the Investor shall use their respective best efforts to cause such Permitted Transferee to, Transfer back to Eshelman or the Investor (or to another Permitted Transferee) the Purchased Securities or equity interests in the Investor acquired by it if such Permitted Transferee ceases to be a Permitted Transferee.

(c) Any Transfer of the Purchased Securities or equity interests in the Investor in violation of this Section 4.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction in the Purchased Securities on the books of the Company.

(d) Notwithstanding anything to the contrary herein, nothing set forth in this Section 4.1 shall prohibit (i) the Transfer of the Purchased Securities pursuant to the terms of a Buyout Transaction or (ii) the pledge of the Purchased Securities as security or collateral.

(e) For purposes of this Agreement, the following terms have the following meanings:

“Buyout Transaction” shall mean a tender offer, exchange offer, merger, consolidation, acquisition, business combination or similar transaction that has been approved by the Board, that offers each holder of Common Stock (other than, if applicable, the Person proposing such transaction or other Persons participating in such transaction, including Persons who roll over their Common Stock) the opportunity to receive with respect to such holder’s Common Stock the same consideration per share of Common Stock (which shall include, without limitation, cash and share election transactions) or otherwise contemplates the acquisition of Common Stock beneficially owned by each such holder for the same consideration (which shall include, without limitation, cash and share election transactions); provided that the decision by certain holders to roll over their Common Stock shall not exclude such a transaction from being considered a Buyout Transaction.

“Permitted Transferees” shall mean (a) Eshelman, (b) Eshelman’s spouse or direct lineal descendants (including by adoption), (c) any trust established for the sole benefit of Eshelman or Eshelman’s spouse or direct lineal descendants (including by adoption), (d) any Person in which the direct or indirect and beneficial owner of all voting securities of such Person is Eshelman or Eshelman’s spouse or direct lineal descendants (including by adoption) and (e) Eshelman’s heirs, executors, administrators or personal representatives upon the death, incompetency or disability of Eshelman; provided that, any such Person shall only be a Permitted Transferee if such Person agrees in writing to be bound by the terms of this Section 4.1.

“Person” shall mean an individual, partnership (whether general or limited), joint-stock company, corporation, limited liability company, joint venture, estate, trust or unincorporated organization, and any government or agency or political subdivision thereof.

“Representatives,” shall mean, with respect to the Company, its principals, directors, officers, employees, general partners, members, agents, representatives, attorneys, accountants and advisors acting at the direction or on behalf of the Company.

“Transfer” shall mean, with respect to the Common Stock or equity interests in the Investor, any (a) sale, assignment, transfer or other disposition, (b) purchase, sale or trading of puts, calls, options, variable forward contracts, equity swaps, collars or other derivative securities based thereon or (c) short sale of such security.

Section 4.2 Confidentiality.  (a) The Investor acknowledges that in connection with the sale and purchase of the Purchased Securities it has received certain confidential information relating to the Company and its subsidiaries.  The Investor hereby agrees, as set forth below, to treat confidentially such information furnished to it by the Company or by its Representatives, whether furnished before or after the date of this Agreement and whether written, oral or electronic, together with all analyses, compilations, forecasts, interpretations, summaries, notes, data, studies or other documents or records prepared by the Investor which contain or otherwise reflect or are generated from, in whole or in part, such information (collectively, the “Confidential Information”).  The Investor hereby agrees that the Confidential Information will not be used other than for the purpose of evaluating the purchase of the Purchased Securities, and that such information will be kept confidential by it.  Notwithstanding the foregoing, if the Investor is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then it will notify the Company of such request or requirement so that the Company may seek an appropriate protective order and/or waive the Investor’s compliance with the provisions of this Section 4.2.  The Investor hereby agrees to reasonably cooperate with the Company in any effort to obtain such a protective order or otherwise limit any disclosure.  If in the absence of a protective order or the receipt of a waiver hereunder, the Investor is nonetheless legally required to disclose Confidential Information to any tribunal, then the Investor, after notice to the Company, may disclose solely such information legally required to be disclosed to such tribunal.  The Investor shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.  The obligations set forth in this Section 4.2 shall be inoperative as to particular portions of the Confidential Information if such information (i) is or becomes generally available to the public other than as a result of a disclosure by Eshelman or the Investor, (ii) was available to the Investor on a non-confidential basis prior to its disclosure to the Investor by the Company or its Representatives or (iii) becomes available to the Investor on a non-confidential basis from a source other than the Company or its Representatives, provided that such source is not known by the Investor to be bound by a confidentiality agreement with the Company or its Representatives and is not to the Investor’s knowledge otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Information is or becomes otherwise available to the Investor under clauses (i) through (iii) above shall not relieve the Investor of the prohibitions of the confidentiality provisions of this Section 4.2 with respect to the balance of the Confidential Information.

Section 4.3 Registration Rights.  The Company shall use commercially reasonable efforts to file and cause to be declared effective, not later than the six-month anniversary of the Closing, a registration statement on Form S-3 (or Form S-1 if the Company is not eligible to use Form S-3) (the “Registration Statement”) with respect to those Pre-Funded Warrant Shares which are not otherwise registered under the Securities Act, to provide the Investor and any of its Permitted Transferees or transferees, following the six-month anniversary of the Closing, as and if applicable, with the ability to resell such Pre-Funded Warrant Shares from time to time in accordance with the methods of distribution elected by such Persons and as set forth in the Registration Statement.  The Company shall provide the Investor with drafts of the Registration Statement and all related documents prior to filing and duly consider any comments thereon provided by the Investor or its advisors.

Section 4.4 Stockholder Approval. The Company and Investor agree that until the Company obtains the Requisite Stockholder Approval ( as defined below) of the issuance of the Pre-Funded Warrant Shares, no Pre-Funded Warrant Shares will be issued or delivered upon any proposed exercise of the Pre-Funded Warrant, and the Pre-Funded Warrant will not be exercisable to the extent, that such issuance, delivery, exercise or exercisability would result in the Investor or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nineteen and ninety-nine-one-hundredths percent (19.99%) of the then-outstanding Common Stock (the restrictions set forth in this sentence, the “Beneficial Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. “Requisite Stockholder Approval” means the stockholder approval contemplated by Rule 5635 of the Nasdaq Stock Market listing rules with respect to the issuance of Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrant in excess of the limitations imposed by such rule. The Company covenants, as soon as practicable following the date of this Agreement, that it shall hold an annual or special meeting of stockholders (the “Stockholder Meeting”) for the purpose of obtaining the Requisite Stockholder Approval in accordance with Rule 5635 of the Nasdaq Stock Market listing rules and to use its reasonable best efforts to hold such Stockholder Meeting no later than one hundred and twenty (120) days following the date of this Agreement (one hundred and fifty days (150) if the SEC reviews the proxy statement for the annual or special meeting). The Company shall use its reasonable best efforts to obtain the Requisite Stockholder Approval and shall cause the Board to recommend to the stockholder that they approve such matter. If, despite the Company’s reasonable best efforts Requisite Stockholder Approval is not effected on or prior to May 5, 2022, the Company shall cause an additional Stockholder Meeting to be held every six (6) months thereafter until such Requisite Stockholder Approval is obtained.

Section 4.5 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares pursuant to any exercise of the Pre-Funded Warrant.

Section 4.6 Exercise Procedures. The form of Notice of Exercise included in the Pre-Funded Warrant sets forth the totality of the procedures required of the Investor in order to exercise the Pre-Funded Warrant. No additional legal opinion, other information or instructions shall be required of the Investor to exercise its Pre-Funded Warrant. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Pre-Funded Warrant. The Company shall honor exercises of the Pre-Funded Warrant and shall deliver Pre-Funded Warrant Shares in accordance with the terms, conditions and time periods set forth in the Pre-Funded Warrant.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Successors and Assigns; No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors.  No party hereto shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other parties hereto.  Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

Section 5.2 Fees and Expenses.  All Company legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company. If the Closing occurs, the Company shall also pay all the Investor’s reasonable and documented legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby up to $50,000, which shall include fees incurred in reviewing the Registration Statement and related documentation.

Section 5.3 Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight courier service, (d) when transmitted via e-mail (including via attached pdf document) to the e-mail address set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or e-mail address set forth below (or such other address, facsimile number or e-mail address as a party may specify by notice to another party in accordance with this Section 5.3):

If to the Investor or Eshelman, to:

Eshelman Ventures, LLC

319 North 3rd Street, Suite 301

Wilmington, North Carolina 28401

Fax:  (910) 399-2801

Attention: Fredric N. Eshelman

E-mail:  fred@eshelmanventures.com

with a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Fax: (919) 781-4865

Attention:  Donald R. Reynolds, Esq.

E-mail:  dreynolds@wyrick.com

If to the Company, to:

Aravive, Inc.

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77908

Attention: Gail McIntyre, President and Chief Executive Officer

E-mail: gail@aravive.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP

Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Fax:(212) 208-4657

Attention: Leslie Marlow, Esq.

E-mail: lmarlow@gracinmarlow.com

Section 5.4 Entire Agreement.  This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein.  This Agreement and the agreements contemplated hereby supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 5.5 Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

Section 5.6 Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 5.7 Signatures and Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

Section 5.8 Legal Counsel and Interpretation.  Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 5.9 Survival.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof.

Section 5.10 Specific Performance.  The parties acknowledge and agree that irreparable injury would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages).  It is accordingly agreed that the parties shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof.  The parties further agree not to take action, directly or indirectly, in opposition to the party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.  This Section 5.10 is not the exclusive remedy for any violation of this Agreement.

Section 5.11 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which the Investor may bring a claim under the federal securities laws.

Section 5.13 No Other Representations or Warranties.

(a) Except for the representations and warranties contained in Article II, each of the Investor and Eshelman acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or its subsidiaries or with respect to any other information made available to the Investor and Eshelman in connection with the Investor’s investment in the Purchased Securities.

(b) Except for the representations and warranties contained in Article III, the Company acknowledges that none of the Investor, Eshelman or any other Person on behalf of the Investor or Eshelman makes any other express or implied representation or warranty with respect to the transactions contemplated hereby.

Section 5.14 Termination.   In the event that the conditions to Closing set forth in Section 1.2 are not fulfilled by January 31, 2022, then this Agreement shall automatically terminate without any action by any party hereto, and the parties shall have no further rights and obligations hereunder.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

ARAVIVE, INC.

By:	/s/ Gail McIntyre
Name: Gail McIntyre
Title: Chief Executive Officer

[Signature page to Investment Agreement—Aravive, Inc.]

INVESTOR:

ESHELMAN VENTURES, LLC

By:	/s/ Fredric N. Eshelman
Name: Fredric N. Eshelman
Title: Manager

FREDric N. ESHELMAN
(solely for purposes of Article IV and Article V)

/s/ Fredric N. Eshelman

[Signature page to Investment Agreement—Aravive, Inc.]

Exhibit A

Form of Pre-Funded Warrant

Reference is made to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 3, 2022 with the Securities and Exchange Commission, which is incorporated by reference herein.